Exhibit 4.1

Execution Version

UNWIRED PLANET, INC.,

as Issuer,

Senior Secured Notes due 2018

INDENTURE

Dated as of June 28, 2013

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

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(continued)

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(continued)

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Page

SECTION 10.03. Statements Required in Certificate or Opinion	73

SECTION 10.04. When Notes Disregarded	73

SECTION 10.05. Rules by Indenture Trustee and Note Registrar	73

SECTION 10.06. Legal Holidays	73

SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY	73

SECTION 10.08. Successors	74

SECTION 10.09. Multiple Originals	74

SECTION 10.10. Table of Contents; Headings	74

SECTION 10.11. Indenture Controls	74

SECTION 10.12. Severability	74

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EXHIBIT INDEX

Exhibit A	-	Form of Note and Indenture Trustee’s Certificate of Authentication	A
Exhibit B	-	Form of Transferor Certificate	B-1
		Form of Transferee Certificate	B-2
Exhibit C	-	Form of Subordination Terms	C

SCHEDULE INDEX

Schedule 1.01(a)		Deposit Accounts	S-1
Schedule 1.01(b)		Excluded Accounts	S-2
Schedule 1.01(c)		Excluded Interests	S-3
Schedule 1.01(d)		Patents	S-4
Schedule 1.01(e)		Existing Investments	S-5
Schedule 1.01(f)		Existing Liens	S-6
Schedule 4.03		Existing Indebtedness	S-7
Schedule 4.07		Equityholders / Stockholders Agreements / Other Agreements	S-8

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INDENTURE dated as of June 28, 2013 between Unwired Planet, Inc., a Delaware corporation (the “Issuer”) and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (as more fully defined in Section 1.01, the “Indenture Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior secured notes to be issued pursuant to this Indenture in an aggregate amount not to exceed $35,000,000 (not including increases on account of any PIK Payments, as defined herein). All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders and the Indenture Trustee (collectively, the “Secured Parties”). The Issuer has entered into this Indenture, and the Indenture Trustee has accepted the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which have been and are hereby acknowledged by the parties hereto.

All things necessary to make the Notes (as defined herein), whenever the Notes are (or have been) executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired in, to and under the following property (collectively, the “Trust Estate”):

(i) Accounts (as defined in the UCC), including Health-Care-Insurance Receivables (as defined in the UCC).

(ii) Certificated Securities (as defined in the UCC).

(iii) Chattel Paper (as defined in the UCC).

(iv) All of the Issuer’s rights (including rights as licensee and lessee) with respect to (A) computer and other electronic data processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (B) all Software (as defined in the UCC), and all software programs designed for use on the computers and electronic data processing hardware described in clause (A) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (C) any firmware associated with any of the foregoing; and (D) any documentation for hardware, Software and firmware described in clauses (A), (B), and (C) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (the “Computer Hardware and Software”) and all rights with respect to the

Computer Hardware and Software, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.

(v) Any right of the Issuer to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

(vi) Deposit Accounts (as defined in the UCC), including, without limitation, the account listed on Schedule 1.01(a).

(vii) Documents (as defined in the UCC).

(viii) Equipment (as defined in the UCC).

(ix) Financial Assets (as defined in the UCC).

(x) General Intangibles (as defined in the UCC), including Payment Intangibles (as defined in the UCC) and Software, including, without limitation, all dividends and distributions from the Issuer’s Subsidiaries.

(xi) Goods (as defined in the UCC) (including all of its Equipment, Fixtures and Inventory, all as defined in the UCC), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

(xii) Instruments (as defined in the UCC).

(xiii) All past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing (the “Intellectual Property”).

(xiv) Inventory (as defined in the UCC).

(xv) Investment Property (as defined in the UCC), including, without limitation, all dividends and distributions from the Issuer’s Subsidiaries.

(xvi) Money (of every jurisdiction whatsoever) (as defined in the UCC).

(xvii) Letter-of-Credit Rights (as defined in the UCC).

(xviii) Payment Intangibles (as defined in the UCC).

(xix) Security Entitlements (as defined in the UCC).

(xx) Software (as defined in the UCC).

(xxi) Uncertificated Securities (as defined in the UCC).

(xxii) To the extent not included in the foregoing, all other personal property of the Issuer of any kind or description; together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds (as defined in the UCC), products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provision of any lease or license of Computer Hardware or Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, the Secured Parties will not enforce its security interest in the Issuer’s rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon the request of the Indenture Trustee, the Issuer will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Parties (and to the Secured Parties’ or the Indenture Trustee’s enforcement of such security interest) in such Secured Parties’ rights under such lease or license. Notwithstanding the foregoing, for the avoidance of doubt, the Trust Estate shall not include any Excluded Property and the Grant by the Issuer of its right, title and interest to the Trust Estate and Collateral hereunder shall not include a Grant of any interest in the Excluded Property.

Such Grant is made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, subject to and in accordance with the priorities set forth herein, (i) the payment of all amounts due on the Notes in accordance with their respective terms, and (ii) the payment of all other sums payable under this Indenture and the other Transaction Documents (collectively, the “Secured Obligations”).

Until payment in full of the Secured Obligations and except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Trust Estate, and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Trust Estate, to indorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Trust Estate, and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Secured Obligations.

This Indenture shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Indenture or any property included in the Trust Estate, or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the security interest granted herein in the manner and at the times specified herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any item of the Trust Estate in accordance with the terms hereof at public or private sale.

Subject to Section 2.12(a) hereof, the Issuer authorizes the Indenture Trustee to file all such financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as the Indenture Trustee or the Required Holders may require. Such financing statements and amendments may contain a description of the Collateral as set forth herein or in any generic manner and may describe the Collateral as “all assets” or words of similar effect.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments or other agreements included in the Trust Estate to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments or other agreements by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or other agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the express provisions hereof, and agrees to perform its duties herein pursuant to the express terms hereof.

GENERAL COVENANT

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the Holders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Holder, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Account Control Agreement” shall mean, collectively, any agreement among the Issuer, the Indenture Trustee and the applicable financial institution or securities intermediary, pursuant to which Indenture Trustee’s security interest in such account, on behalf of the Secured Parties, is created and perfected and the Indenture Trustee is granted “control” of such account in accordance with Article 9 of the UCC.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of any Group Company (including of any Patent owned by any Group Company and including Capital Stock owned by such Group Company in any Subsidiary) (each referred to in this definition as a “disposition”), other than:

(a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1 million;

(b) a transfer or disposition of assets or Equity Interests between or among any Person that is included within the definition of the Group Company;

(c) an issuance of Equity Interests by a Subsidiary of the Issuer to the Issuer or to another Subsidiary of the Issuer;

(d) the sale, lease, conveyance, transfer or other disposition of inventory, products, services, insurance proceeds or accounts receivable and related assets or an interest therein in the ordinary course of business;

(e) the sale, lease, conveyance, transfer or other disposition of Patents;

(f) the sale or other disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment or assets that are no longer useful in the conduct of the Issuer and its Subsidiaries in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Subsidiaries taken as whole);

(g) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(h) licenses and sublicenses by the Issuer and its Subsidiaries of software or intellectual property or other general intangibles and the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(i) dispositions consisting of Permitted Liens or foreclosures, expropriations, condemnations or similar actions with respect to assets;

(j) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property;

(k) any taking under power of eminent domain or similar proceeding and any insured loss;

(l) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(n) any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Issuer or any Subsidiary, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any credit cards, stored value cards, credit card processing services, merchant card services, debit cards, purchase cards (including so called “procurement cards” or “P-cards”), treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person.

“Board of Directors” means, as to any Person, the Board of Directors or Board of Managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Indenture Trustee’s Corporate Trust Office is located.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock;

in each case to the extent treated as equity in accordance with GAAP.

“Cash Equivalents” means:

(1) U.S. Dollars;

(2) British pound sterling or Euros;

(3) securities issued or directly and fully guaranteed or insured by the U.S. government maturing not more than two years from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, with maturities not exceeding one year and with any commercial bank having capital and surplus in excess of $500 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s, Fitch or S&P, and maturing within one year after the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-2, F2 or A-2 from any of Moody’s, Fitch or S&P, respectively (or, if at any time none of Moody’s, Fitch or S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and in each case maturing within one year after the date of acquisition;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an investment grade rating from any of Moody’s, Fitch or S&P, with maturities not exceeding two years from the date of acquisition;

(9) Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities not exceeding two years from the date of acquisition; and

(10) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (9) above.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all the assets of the Issuer and its Subsidiaries taken as a whole to any Person; or

(ii) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer; or

(iii) individuals who on the Issue Date constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors of the Issuer, or whose nomination for election by the shareholders of the, was approved or ratified by a vote of a majority of the directors of the Issuer, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved or ratified) cease for any reason to constitute a majority of the Board of Directors of the Issuer, then in office; or

(iv) UPLLC or any other Group Company sells Patents in one or more transactions that generates Net Proceeds to the Company equal to or greater than $150 million during the term of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Trust Estate and all other property subject, or purported to be subject from time to time, to a Lien under any Security Documents; provided, however, that Collateral shall not include any Excluded Property.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Account” means any deposit account or security account of Issuer subject to an Account Control Agreement.

“Corporate Trust Office” means the designated office of the Indenture Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 625 Marquette Avenue, MAC N9311-110, Minneapolis, MN 55479 Attention: Unwired Planet, Inc. Account Manager, or such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (or such other address as such successor Indenture Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other institutional lenders, trustees, agents, purchasers, or investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit), in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“Decrease Date” shall mean the Payment Date occurring in June, 2015.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary of the Issuer that was formed and exists under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Ericsson Sale Agreement” means the Master Sale Agreement, dated as of January 10, 2013, among the Issuer, certain Subsidiaries of the Issuer, including UPLLC, and Telefonaktiebolaget L M Ericsson (publ) and an indirect subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, including any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure by the Issuer or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Issuer or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (g) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by the Issuer or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means any deposit account (i) that is used solely for payment of payroll, bonuses, other compensation and employee benefits and related expenses, (ii) that is a local depository account for the deposit of funds by account debtors in the ordinary course of business, (iii) that is solely a withholding tax account, (iv) that is solely a petty cash account, or (v) any of the accounts listed on Schedule 1.01(b)

“Excluded Interests” means (i) the shares of Capital Stock of the entities listed on Schedule 1.01(c), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the entities listed on Schedule 1.01(c) and (ii) any voting stock of any direct Subsidiary of the Issuer that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a “CFC”)) in excess of 65% of the total combined voting power of all classes of stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations).

“Excluded Property” means (i) Excluded Interests, (ii) Equipment owned by the Issuer that is subject to a purchase money lien or a capital lease obligation (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Indenture Trustee, except to the extent that such restriction is ineffective under applicable law), (iii) all leases or subleases of, or occupancy agreements with respect to, real property, (iv) any lease, license, contract, franchise, property right or agreement (or the Issuer’s rights or interests thereunder) if and to the extent that the grant of the security interest shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or any other applicable law, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer therein, or any legally effective option to purchase or similar right of a third party thereunder, under any lease, license, contract, franchise or agreement giving rise thereto, or (B) a breach or termination pursuant to the terms of, or a default under, or a violation of any legally enforceable provision requiring consent (which has not been obtained) of another party to any such lease, license, contract, franchise, property right or agreement, (v) any intent-to-use trademark applications for which no statement of use has been filed, (vi) vehicles and other goods subject to a certificate of title, (vii) any property to the extent that such grant of a security interest is prohibited by a Governmental Authority, or requires a consent not obtained by any Governmental Authority and (viii) Excluded Accounts (and the amounts deposited therein). For the avoidance of doubt, “Excluded Property” shall include all assets and property of the Issuer’s Subsidiaries.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Final Maturity Date” means the Payment Date occurring in June, 2018.

“First Issuance Notes” means the Notes issued on the Issue Date.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, grant a security interest in, create a right of setoff against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group Companies” means the Issuer and all Subsidiaries of the Issuer, including UPLLC, which Group Companies as of the Issue Date are listed on Schedule 1.01(c) hereto.

“Group Company Retained Amount” means the Cash Equivalents of the Group Companies, net of the Ericsson Distribution.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or asset prices.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(3) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than one year after the date of placing the property in service or taking delivery and title thereto, (d) in respect of capitalized lease obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(4) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of another Person; and

(5) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Note Balance” means, for any Note, the principal amount stated on the face of such Note at the time it is issued.

“Interest Period” means the period from and including (i) the Issue Date (for the First Issuance Notes) and (ii) the Second Issue Date (for the Second Issuance Note) to but excluding the applicable initial Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Final Maturity Date, in the case of the last Interest Period).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means June 28, 2013.

“Issuer Cash Threshold” means $10 million plus 50% of the Group Company Retained Amount in excess of $10 million.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Issuer and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Indenture Trustee or the Holders hereunder or thereunder or of the Liens created by any of the Security Documents or (c) the ability of any Group Company to perform its obligations under the Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means (i) the aggregate cash proceeds received by the Issuer or any other Group Company in respect of any Asset Sale or sale of Patents excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets, net of the direct costs relating to such Asset Sale or sale of Patents (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts (x) applied or required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness (other than the Secured Obligations) required to be paid as a result of such transaction and (y) distributed or paid or required to be distributed or paid under the Ericsson Sale Agreement prior to distribution to the Issuer (the “Ericsson Distribution”), and any deduction of appropriate amounts to be provided by such Group Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by such Group Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities against any indemnification obligations associated with such transaction, or (ii) the aggregate cash proceeds received by the Issuer or any other Group Company in respect of the issue of any Capital Stock or the incurrence of Indebtedness, net of the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, discount, and brokerage and sales commissions).

“Note Balance” means, with respect to any Note, as of any date, the Initial Note Balance of such Note less any principal previously paid on such Note, plus any additional principal added to any such Note as a result of any PIK Payment.

“Note Interest Rate” means (i) 12.875% per annum for each Interest Period in which interest is paid with a PIK Payment and (ii) 12.5% per annum for each Interest Period in which interest is paid in cash, subject in each case to the provisions of Section 2.03(b).

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 28, 2013, among the Issuer and each purchaser party thereto, with respect to the First Issuance Notes.

“Notes” means the First Issuance Notes and the Second Issuance Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee.

“Patents” means the patents of each Group Company now owned or hereafter acquired, including all of the Group Company’s patents owned as of the Issue Date, which are listed on Schedule 1.01(d) (disregarding any de minimis inaccuracies).

“Payment Date” means the last day of each calendar quarter, with the initial Payment Date being September 30, 2013.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Permitted Investments” means:

(1) any Investment in the Issuer;

(2) any Investment in any Wholly Owned Subsidiary of the Issuer, subject to the limitations and cash balancing described in Section 4.19;

(3) subject to the limitations and cash balancing described in Section 4.19, any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Subsidiary of the Issuer or another Subsidiary;

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary of the Issuer; and

(c) in each case, any Investment held by such Person; provided that to the extent any such Investment held by such Person would not have been permitted to be made by the Issuer or any Subsidiary on the date of such transaction referred to in clauses (a) or (b) above, such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in Cash Equivalents;

(5) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests of the Issuer;

(6) any Investment acquired by any Group Company (a) in exchange for any other Investment or accounts receivable held by any such Group Company in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer), (b) as a result of a foreclosure by any Group Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) in compromise or resolution of litigation, arbitration or other disputes;

(7) any Investment existing on, or made pursuant to binding commitments existing on, the date of the Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the Indenture, each as described in Schedule 1.1(e) hereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as otherwise permitted under the Indenture;

(8) the non-exclusive licensing or contribution of Intellectual Property to another Person pursuant to any distribution, service, license, joint marketing, co-branding, co-distribution or other similar arrangements with other Persons, however denominated;

(9) Investments in any Person to the extent such Investments (i) consist of prepaid expenses, and lease, utility, workers’ compensation and other deposits made in the ordinary course of business by the Issuer or any Subsidiary and (ii) are consistent with the past business practice of the Issuer;

(10) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii) and (iv) of such Section);

(11) guarantees issued in accordance with Section 4.03; and

(12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $10 million.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness or other obligations of a Subsidiary owing to another Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.03 (other than Section 4.03(b)(viii));

(7) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of any Group Company;

(8) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by any Group Company in the ordinary course of business;

(9) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution

(10) Liens on property (including Equity Interests) of a Person existing at the time such person becomes a Subsidiary or is merged with or into, or consolidated with, the Issuer or any of its Subsidiaries; provided that such Liens were in existence prior to such Person becoming a Subsidiary or such merger or consolidation and not incurred in contemplation of, such Person becoming a Subsidiary or such merger or consolidation;

(11) Liens existing on the date of the Indenture and described on Schedule 1.1(f) hereto;

(12) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(13) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens on Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(15) licenses, covenants not to sue, agreements to forebear, settlement agreements, releases or similar arrangements entered into in the ordinary course of business;

(16) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(17) Liens deemed to exist by reason of any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

(18) Liens incurred by the Issuer or any Subsidiary with respect to obligations that do not exceed $5 million.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Payment” means an interest payment with respect to the Notes made by increasing the principal amount of each Note by the amount of the interest due for the applicable Interest Period in accordance with Section 2.03(b).

“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which the Issuer or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prohibited Transaction” means a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an administrative or statutory exemption is not available.

“Protected Purchaser” has the meaning specified in Section 8-303 of the Uniform Commercial Code.

“Record Date” means, with respect to any Payment Date and any Note, the fifth Business Day preceding the related Payment Date.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043, with respect to a Pension Plan.

“Required Holders” means the Holders of more than 50% in principal amount of Notes then outstanding, voting as a single class.

“Requirements of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Second Issuance Notes” means the Notes that may be issued hereunder on the Second Issue Date.

“Second Issue Date” means the date on which the Second Issuance Notes are issued pursuant to the Second Note Purchase Agreement.

“Second Note Purchase Agreement” means the note purchase agreement entered into by the Issuer and the purchasers of the Second Issuance Notes.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means this Indenture, any Account Control Agreement, and any other security agreement of any kind, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Subordinated Indebtedness” means Indebtedness of any Group Company that is subordinated in right of payment to all or any portion of the Secured Obligations in terms substantially similar to Exhibit C; provided that (i) the maturity date of any Subordinated Indebtedness hereunder may be no earlier than the date that is 91 days after the Final Maturity Date, (ii) the proceeds from such Subordinated Indebtedness may not be used as a Restricted Payment (other than for the refinancing of such Indebtedness in accordance with Section 4.03(b)(x)), and (iii) no payments (whether principal, interest or otherwise) may be made in cash on such Subordinated Indebtedness until the Secured Obligations are repaid in full.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Transaction Documents” means, collectively, the Notes, the Note Purchase Agreement, the Second Note Purchase Agreement, the Security Documents, and the other documents related thereto and hereto.

“Trust Officer” means any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and (b) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“UPLLC” means Unwired Planet, LLC, a Nevada limited liability company, an indirect Subsidiary of the Issuer.

“UPLLC Parents” means Unwired Planet IP Holdings, Inc., a Delaware corporation, and Unwired Planet IP Manager, LLC, a Delaware limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07(a)
“Applicable Regulations”	2.09
“Authenticating Agent”	2.02(b)
“Bankruptcy Law”	5.01
“Claim Notice”	6.05
“consolidated”	“GAAP” definition
“custodian”	5.01
“Ericsson Distribution”	“Net Proceeds” definition
“Event of Default”	5.01
“Guarantor Subsidiary”	4.19(a)
“Indemnified Person”	6.05
“Issuer”	Preamble
“Issuer Cash Threshold Deficit”	4.19(c)
“Note Registrar”	2.04(a)
“Note Register”	2.04(a)
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“Private Investor Information”	4.02(g)
“Public Investor Information”	4.02(g)
“Quarterly Determination Date”	4.17
“Restricted Payments”	4.04(a)
“Secured Obligations”	Granting Clause
“Secured Parties”	Preamble
“Trust Estate”	Granting Clause

SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) the word “including” shall be construed to be followed by the words “without limitation”; the word “or” shall not be deemed to be exclusive;

(d) article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

(f) the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires;

(g) a reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(h) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute;

(i) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(j) terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise; and

(k) to the extent any provision of this Indenture conflicts with the express provisions of any other Transaction Documents, the provisions of this Indenture shall govern and be controlling.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Forms; Denominations.

Each Note shall be issued in physical, registered form only in initial denominations of not less than $250,000 and in integral multiples of $1,000 in excess thereof. The Notes will be substantially in the form attached hereto as Exhibit A; provided that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any Requirements of Law or any other applicable law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. The maximum principal amount of First Issuance Notes to be issued hereunder is $25,000,000, and the maximum principal amount of Second Issuance Notes to be issued hereunder is $10,000,000 (in each case not including, for the avoidance of doubt, any increases on account of PIK Payments made hereunder).

SECTION 2.02. Execution, Authentication, Delivery and Dating.

(a) The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Officer of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication. Upon initial issuance, the Notes shall be authenticated by the Indenture Trustee pursuant to, and upon the Indenture Trustee’s receipt of, an Issuer Order.

(b) The Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.04 and 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee”.

(c) The First Issuance Notes shall be issued on the Issue Date, and the Second Issuance Notes shall be issued on the Second Issue Date.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may but shall not be obligated to appoint a successor Authenticating Agent, and, upon such appointment, the Indenture Trustee will give written notice of such appointment to the Issuer and the Holders. In the event such a successor is not appointed by the Indenture Trustee, the role of Authenticating Agent will revert to the Indenture Trustee.

Each Authenticating Agent shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee. The Issuer agrees to pay to the Authenticating Agent from time to time such compensation for its services as agreed in writing.

SECTION 2.03. Interest, Payment of Note Balance of Outstanding Notes.

(a) Each Note will accrue interest during each Interest Period on its Note Balance at the Note Interest Rate calculated based on a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) Accrued interest will be due and payable solely in-kind on each Payment Date to but excluding the Decrease Date by making a PIK Payment, and such increased Note Balance will accrue interest at the then applicable Note Interest Rate. After the Decrease Date, accrued interest will be due and payable in cash on each Payment Date, and such accrued interest will accrue at the then applicable Note Interest Rate; provided that the Issuer may elect, upon 15 days’ prior to the Payment Date with written notice to the Indenture Trustee, to pay such interest by making a PIK Payment, and such increased Note Balance will accrue interest at the then applicable Note Interest Rate. For the avoidance of doubt, for the purposes of the Transaction Documents, all references to “principal amount” of the Notes shall include any PIK Payments made in respect thereof (and any increase in the principal amount of the Notes) as a result of a PIK Payment. Notwithstanding the foregoing, following declaration of acceleration pursuant to Section 5.02, all Secured Obligations, including all interest due hereunder, are due in cash, on demand. PIK Payments must be rounded to the nearest $1. All PIK Payments shall be reflected in the Note Register and no new Notes will be issued when there is a PIK Payment.

(c) The Note Balance of each Note plus any accrued interest is due and payable in cash on the Final Maturity Date, unless the Note Balance and accrued interest of the Note becomes due and payable at an earlier date by declaration of acceleration, voluntary or mandatory redemption or otherwise.

(d) The Notes may be prepaid at any time in whole, or in part, together with all accrued interest as set forth in Section 3.02, and are subject to mandatory redemption in whole, or in part, as set forth in Section 3.06.

SECTION 2.04. Registration of Transfer and Exchange of Notes.

(a) At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor indenture trustee shall immediately succeed to its predecessor’s duties as Note Registrar, absent appointment of any other bank or trust company to act as Note Registrar.

(b) No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act, regulations promulgated thereunder and any applicable state securities laws, or is otherwise made in accordance with the Securities Act, regulations promulgated thereunder and such state securities laws. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act, regulations promulgated thereunder or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Holder desiring to effect a transfer of Notes or interests therein shall, and is hereby deemed to have agreed to, indemnify and hold harmless the Issuer, the Indenture Trustee and the Note Registrar against costs, damages, or any other liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) The Note Registrar shall refuse to register any requested transfer unless it receives (and upon receipt, may conclusively rely upon) a certification from the transferring Holder in substantially the form of Exhibit B-1 hereto, and a representation letter from the transferee, in substantially the form of Exhibit B-2 hereto, and shall have no duty to determine whether such transfer is so exempt or complies with such federal and state laws. The Note Registrar may conclusively rely on the same; provided, however, that the Note Registrar or the Indenture Trustee, as the case may be, shall be under a duty to require delivery and to examine to determine whether it substantially appears on its face to conform with such exhibit as attached to this Indenture, the certificate in substantially the form of Exhibit B-1 or the representation letter in substantially the form of Exhibit B-2 specifically required by the express terms of this Section 2.04 to be delivered to the Note Registrar or the Indenture Trustee as a requirement of the registration of a transfer of a Note.

(d) Any purported transfer of a Note to a Person that does not comply with the requirements set forth above will be null and void ab initio and the transferor (or the last preceding Holder of such Note (or interest therein)) that was not so disqualified shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such disqualified transferee. None of the Indenture Trustee, the Note Registrar or any other Person shall be obligated to register or otherwise recognize such purported transfer of a Note. Nothing herein shall impose an affirmative duty on the Note Registrar or Indenture Trustee to investigate or make other inquiries as to whether a purported transferee has complied with the requirements set forth above.

(e) If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04 (and upon receipt, the Note Registrar may conclusively rely upon such certification) and shall have no duty to determine whether the Person acquiring such Note or interest therein is such a fiduciary or agent, or has such discretion or power, as the case may be.

(f) Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees (and, to the extent that only a portion of the transferring Holder’s Note Balance is being transferred, to the transferring Holder), one or more new Notes, of a like Note Balance.

(g) At the option of any Holder, its Notes may be exchanged for other Notes of a like Note Balance upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Holder making the exchange is entitled to receive.

(h) Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. The Note Registrar may require any Holder, among other things, to furnish any appropriate endorsements and transfer documents, and to have signatures guaranteed by an “eligible guarantor institution” that is a member or participant in a recognized “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion signature Program).

(i) No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(j) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(k) The Note Registrar shall provide to the Issuer or the Indenture Trustee, upon reasonable prior written request, and at the expense of the Issuer, an updated copy of the Note Register. The Issuer and the Indenture Trustee shall have the right to obtain a copy thereof within a reasonable amount of time after receipt of notice by the Note Registrar, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(l) Neither the Note Registrar nor the Indenture Trustee shall be under any duty to monitor or determine compliance with any federal, state or other securities or tax laws that may be applicable.

(m) The Note Registrar shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

(n) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(o) Each Note issued hereunder shall, upon issuance, bear the legend set forth in this clause (o), and such legend shall not be removed except as provided in clause (b) above. Each Note that bears or is required to bear the legend shall be subject to the restrictions on transfer set forth in the legend, and the Holder of each such Note, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer. Any certificate evidencing such Note shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN SECTION 2.04 OF THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER OF THIS NOTE IS DEEMED TO, OR WITH RESPECT TO INVESTORS IN PHYSICAL NOTES SHALL, REPRESENT TO THE ISSUER AND THE INDENTURE TRUSTEE THAT IT IS (I) IF LOCATED IN THE UNITED STATES (A) A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 (EACH SUCH PERSON, A “QUALIFIED PURCHASER”) OR (B) AN INSTITUTION THAT QUALIFIES AS AN “ACCREDITED INVESTOR” MEETING THE REQUIREMENTS OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS A QUALIFIED PURCHASER AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940 PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND, IN EITHER CASE, IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS), PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT; OR (II) A NON-U.S. PERSON ACQUIRING INTEREST IN THIS NOTE OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT (“REGULATION S”) THAT IS A QUALIFIED PURCHASER.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS

THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A WHO IS A QUALIFIED PURCHASER (AS DEFINED ABOVE) AND THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WHO IS A QUALIFIED PURCHASER AND IS ACQUIRING SUCH NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS) OR (D) TO A NON-U.S. PERSON THAT IS A QUALIFIED PURCHASER ACQUIRING AN INTEREST IN THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO BE DELIVERED TO IT IN CONNECTION WITH ANY SALE, PLEDGE OR OTHER TRANSFER OF THIS NOTE PURSUANT TO CLAUSES (A) OR (C) ABOVE. ALL OPINIONS OF COUNSEL REQUIRED IN CONNECTION WITH ANY TRANSFER SHALL BE IN A FORM REASONABLY ACCEPTABLE TO THE INDENTURE TRUSTEE. IN CONNECTION WITH A TRANSFER UNDER CLAUSES (C) OR (D) ABOVE, THE INDENTURE TRUSTEE SHALL REQUIRE THAT THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE SELLER, IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE DESCRIBED IN THE INDENTURE. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.”

SECTION 2.05. Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in exchange therefor, a new Note of the same tenor and denomination, registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be required by them to hold each of them, and any agent of any of them harmless, then, in the absence of written notice received by the Issuer or a Trust Officer that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.05, the Indenture Trustee and the Note Registrar may require the payment by the Holder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses, but no service charge.

Every new Note issued pursuant to this Section 2.05 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06. Holder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Holder made for purposes of communicating with other Holders with respect to their rights under this Indenture (which purpose the Note Registrar shall have no duty to determine or inquire about), the Note Registrar shall within five (5) Business Days after its receipt of such written request furnish such Holder with a list of the other Holders of record identified in the Note Register at the time of the request. Every Holder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not have any liability or be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Holder regardless of the source from which such information was derived.

SECTION 2.07. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them, may treat the Person in whose name a Note is registered as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and on any other date for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

SECTION 2.08. Payments on the Notes.

(a) With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date. Payments of interest, principal and other amounts on the Notes shall be made by wire transfer to such account as such Holder shall designate, by written instruction received by the Indenture Trustee not later than five Business Days prior to the Record Date related to the applicable Payment Date. Notwithstanding the foregoing, interest shall be considered paid on the date due upon the increase of the Note Balance in an amount equal to the applicable PIK Payment in accordance with Section 2.03(b).

(b) If a Note is issued in exchange for any other Note during the period commencing at the close of business at the office of the Note Registrar where such exchange occurs on any Record Date and ending before the opening of business at such office of the Note Registrar on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note to the Person that is the registered Holder thereof at the close of business on the related Record Date.

(c) The Issuer shall pay to the Indenture Trustee sufficient funds in an amount to pay in full all amounts of interest, principal, and if any, premium due on any Payment Date, redemption date, the Final Maturity Date, or otherwise prior to 11:00 a.m. Eastern time on such date.

(d) Each Holder shall deliver each Note to the Indenture Trustee at least three (3) Business Days prior to the Final Maturity Date. The Indenture Trustee shall pay each Note so delivered in full as provided herein on the Final Maturity Date, in immediately available funds, no later than 3:00 p.m., New York City time, on such Final Maturity Date (to the extent such amounts are received from the Issuer in accordance with Section 2.08(c)).

SECTION 2.09. Compliance with Withholding and Other Requirements.

The Indenture Trustee shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under applicable law (including the Code and the Treasury regulations issued thereunder) in respect of any payment on, or in respect of, the Notes.

By acceptance of any Note issued hereunder, each Holder is deemed to agree to provide to the Issuer or Indenture Trustee any certification that may be required under applicable law and to update or replace such form or certification in accordance with its terms or its subsequent amendments to the extent necessary. Failure of a Holder to provide the Indenture Trustee and the Issuer with required tax certificates may result in amounts of tax being withheld from the payment to such Holder.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (collectively, “Applicable Regulations”), the Indenture Trustee, like all financial institutions, is required to obtain, verify and record certain information relating to individuals and legal entities which maintain a business relationship or opens an account with the Indenture Trustee. Accordingly, each of the parties hereto and each Holder agrees to provide the Indenture Trustee, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Indenture Trustee to comply with such Applicable Regulations. It is expressly agreed that the Indenture

Trustee shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person not having furnished such information as the Indenture, in its sole discretion, determines to be necessary to comply with the Applicable Regulations.

SECTION 2.10. Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, in accordance with an Issuer Order, be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded by the Indenture Trustee to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

SECTION 2.11. Lien of the Indenture.

This Indenture shall evidence a continuing Lien on and security interest in the Trust Estate in favor of the Indenture Trustee for the benefit of the Holders to secure the full payment of the principal, interest and other amounts on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

SECTION 2.12. Uniform Commercial Code Matters.

(a) The Issuer shall take all actions, including the authorization and filing of all financing statements and amendments thereto, as are necessary to perfect and maintain the perfection and priority under the laws of all relevant jurisdictions of the security interest Granted by the Issuer to the Indenture Trustee hereunder. The Issuer hereby irrevocably authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name the Issuer as debtor and the Indenture Trustee as secured party and that cover all personal property of the Issuer. The Issuer also hereby ratifies its authorization of the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof. The Indenture Trustee shall have no obligation to file or monitor any financing statements (or amendments of financing statements or continuation statements) or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder) and such responsibility shall be solely that of the Issuer.

(b) The Indenture Trustee acknowledges and agrees that it holds each item of Collateral within its possession or control on behalf of and for the benefit of the Secured Parties. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any item of Collateral through an agent or nominee except as expressly permitted by the Transaction Documents to which it is a party.

(c) The Indenture Trustee shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Notes.

SECTION 2.13. CUSIP Numbers.

The Issuer in issuing the Notes shall use CUSIP numbers, and may, and at the reasonable request of a Holder shall, use ISINs and “Common Code” numbers (if then generally in use) and the Indenture Trustee shall use CUSIP numbers, and, if applicable, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Notes and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers, on which notice the Indenture Trustee may conclusively rely without investigation.

ARTICLE 3

REDEMPTION

SECTION 3.01. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.02. Optional Redemption; Notices to Indenture Trustee.

(a) The Issuer may not redeem the Notes in whole or in part at any time prior to the second anniversary of the Issue Date. The Issuer may elect to redeem the Notes at any time on and after the second anniversary of the Issue Date and prior to the Final Maturity Date, in whole or in part, at a price equal to (i) if prepayment occurs on or after the second anniversary and prior to the third anniversary of the Issue Date, 109.65625% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to but not including the date of repayment, (ii) if prepayment occurs on or after the third anniversary and prior to the fourth anniversary of the Issue Date, 106.4375% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to but not including the date of repayment, and (iii) if prepayment occurs on or after the fourth anniversary of the Issue Date but prior to the Final Maturity Date, 103.21875% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to but not including the date of repayment.

(b) Notwithstanding 3.02(a), the Issuer may elect to redeem the Notes in whole or in part at any time on or after the first anniversary of the Issue Date and prior to the second anniversary of the Issue Date on one or more occasions with the Net Proceeds from the sale, lease, conveyance, transfer or other disposition of Patents (other than a sale that would result in a Change of Control) at a price equal to 115% of the Note Balance thereof, plus accrued and unpaid interest on the Note Balance redeemed to but not including the date of repayment.

(c) If the Issuer redeems the Notes (or is required to make an offer to repurchase the Notes) pursuant to this Article 3, it shall notify the Indenture Trustee and the Holders in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur or the offer to repurchase is being made, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price (including any premium applicable to such redemption). Selection of the Notes for redemption will be made by the Indenture Trustee on a pro rata basis to the extent practicable. The Issuer shall mail notice to the Indenture Trustee and the Holders provided for in this Section 3.02(b) at least thirty-five (35) days before a redemption date, unless a shorter period is acceptable to the Holders and the Indenture Trustee. Such notice shall be accompanied by an Officer’s Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Indenture Trustee and the Holders in writing. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and the Indenture Trustee and shall thereby be void and of no effect.

SECTION 3.03. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.02(b), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption. Notices subject to optional redemption or selected by the Holders to be redeemed pursuant to an offer to purchase shall be delivered by such Holders to the Indenture Trustee in accordance with Section 3.06(c). Such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notwithstanding the foregoing, notices of redemption may be conditional upon the occurrence of one or more events.

SECTION 3.04. Payment of Redemption Price. Pursuant to Section 2.08(c), the Issuer shall pay to the Indenture Trustee money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on the redemption date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Indenture Trustee for cancellation.

SECTION 3.05. Notes Redeemed in Part. A Holder shall surrender a Note, with appropriate form duly completed, to the Indenture Trustee at least three (3) Business Days prior to the partial redemption date. The Issuer shall execute and the Indenture Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.06. Mandatory Offer to Redeem.

(a) Within three (3) days after the receipt by any Group Company of Indebtedness of any Group Company issued or incurred after the Issue Date (other than Indebtedness that is otherwise expressly permitted pursuant to Section 4.03(b)), the Issuer shall make an offer to all Holders to purchase at a purchase price equal to the amounts described in Section 3.06(b), plus accrued and unpaid interest, the pro rata principal amount of the Notes, with 100% of the Net Proceeds from such issuance of Indebtedness.

(b) With respect to any offer to purchase pursuant to Section 3.06(a) or upon a Change of Control and subject to the notice provision in Section 3.02(b), the Issuer shall make an offer to purchase the Notes at a purchase price in cash as if such payment were made in accordance with Section 3.02(a); provided that any mandatory offer to purchase with a redemption date prior to the second anniversary of the Issue Date shall be at a purchase price equal to 115% of the aggregate principal amount of Notes subject to the offer to purchase, plus accrued and unpaid interest on the Note Balance redeemed to the date of repayment.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Indenture Trustee at the address specified in the notice at least three (3) Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Indenture Trustee or the Issuer receives not later than one (1) Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased. The Indenture Trustee shall promptly return any Notes so withdrawn or otherwise not redeemed.

ARTICLE 4

COVENANTS

SECTION 4.01. Deposit and Payment of Notes. The Issuer shall promptly pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

SECTION 4.02. Reports and Other Information.

(a) Annual Financials. For so long as the Issuer is required by the rules and regulations of the SEC to file annual reports with the SEC, the Issuer shall file with the SEC within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2013, all annual reports that are required to be filed with the SEC. Such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, with audited financial statements to be accompanied by (i) a report and opinion of the Issuers’ independent certified public accounting firm (which report and opinion shall be prepared in accordance with GAAP), and (ii) (if and only if the Issuer is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Issuer’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002. If the Issuer is no longer required by the rules and regulations of the SEC to file annual reports with the SEC, the Issuer shall deliver to the Holders such consolidated and consolidating financial statements as had been historically filed with the SEC, certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b) Quarterly Financials. For so long as the Issuer is required by the rules and regulations of the SEC to file quarterly reports with the SEC, the Issuer shall file with the SEC within 60 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending June 30, 2013, all quarterly reports that are required to be filed with the SEC. Such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. If the Issuer is no longer required by the rules and regulations of the SEC to file quarterly reports with the SEC, the Issuer shall deliver to the Holders such consolidated and consolidating financial statements as had been historically filed with the SEC, certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(c) Information During Event of Default. The Issuer shall deliver to the Indenture Trustee and the Holders, respectively, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, including with respect to any Patents owned by any of them or with respect to any other Collateral, or compliance with the terms of this Indenture, as the Indenture Trustee, or the Required Holders may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirement of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).

(d) Rule 144A Information. During any period of time that the Issuer is not required by the rules and regulations of the SEC to file reports with the SEC, the Issuer shall deliver to the Holders and any prospective purchaser of the Notes designated by a Holder, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Notice of Default. The Issuer shall deliver to the Indenture Trustee promptly and in any event within five (5) Business Days after the occurrence thereof, notice of any Default or Event of Default and specifying the nature thereof in reasonable detail. The Indenture Trustee will promptly (and, in any event, within three (3) Business Days of receipt) notify the Holders of receipt of any such notice. The Indenture Trustee shall be protected in withholding such notice if and so long it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

(f) Account Balance. The Issuer shall deliver to the Indenture Trustee on the first day of each calendar month, commencing on August 1, 2013, or promptly upon request from the Indenture Trustee, an Officer’s Certificate certifying that the balance statements with respect to the Issuer’s Controlled Accounts show an aggregate of not less than $10,000,000 on deposit in such Controlled Accounts. The Indenture Trustee will promptly (and, in any event, within three (3) Business Days) notify the Holders if such Officer’s Certificate is not received or does not attest to a balance of at least $10,000,000 in the aggregate on deposit in the Controlled Accounts. Notwithstanding the foregoing, the delivery requirements described in this clause shall no longer be required when the proviso in Section 4.18 is satisfied.

(g) Communication of Information. The Issuer shall identify all reports and other documents delivered to the Indenture Trustee under paragraph (c) above as being not material with respect to the Issuer or its Subsidiaries or any of their respective securities for purposes of foreign, United States federal and state securities laws (all such information and documentation being “Public Investor Information”). Any information and documentation that is identified as not Public Investor Information by the Issuer is referred to herein as “Private Investor Information.” The Issuer shall further clearly label or stamp any such report or document as either (x) containing Private Investor Information (which documents will be disseminated by the Issuer only to Holders that request Private Investor Information) or (y) containing solely Public Investor Information.

(h) Compliance Certificate; Statements as to Defaults. The Issuer shall deliver to the Indenture Trustee within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2013) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Issuer to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof

(i) Indenture Trustee Obligations. The Indenture Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports pursuant to this Section 4.02 have been filed with the SEC. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(j) Retained Amount Report. The Issuer shall deliver to the Indenture Trustee within thirty-five (35) days after the end of each calendar quarter an Officer’s Certificate containing all information and calculations necessary to show (i) the Group Company

Retained Amount as of the end of such calendar quarter, including any disbursements thereof made pursuant to Section 4.19, (ii) the amount of Issuer Cash Threshold calculated based on such Group Company Retained Amount and (iii) the Issuer Cash Threshold Deficit. The Indenture Trustee shall provide a copy of such Officer’s Certificate to a Holder upon its written request. For the avoidance of doubt, the Indenture Trustee shall have no duty, responsibility or obligation whatsoever to determine whether the person making such request on behalf of such Holder is authorized to do so.

SECTION 4.03. Limitation on Incurrence of Indebtedness. (a) The Issuer shall not, and the Issuer shall not permit any Group Company to, directly or indirectly, Incur any Indebtedness.

(b) The limitations set forth in Section 4.03(a) shall not apply to (collectively, “Permitted Debt”):

(i) the Incurrence by the Issuer of Indebtedness represented by the Notes;

(ii) Indebtedness of a Group Company to the Issuer;

(iii) Indebtedness of the Issuer to another Group Company;

(iv) Indebtedness of a Group Company (other than the Issuer) to another Group Company, subject to the limitations and cash balancing described in Section 4.19;

(v) Indebtedness of any Group Company set forth on Schedule 4.03;

(vi) any guarantee by a Group Company of Indebtedness or other obligations of any Group Company so long as the Incurrence of such Indebtedness is otherwise permitted under the terms of this Indenture;

(vii) Indebtedness of any Group Company in respect of surety bonds in the ordinary course of business;

(viii) Subordinated Indebtedness in an amount not to exceed an aggregate principal amount of $15 million at any one time outstanding;

(ix) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(x) Indebtedness, the net proceeds of which are used to refinance other Indebtedness permitted to be incurred by this Indenture;

(xi) the incurrence by the Issuer or any of its Subsidiaries of (i) Indebtedness under Hedging Obligations and Bank Product Obligations that are incurred in the ordinary course of business and (ii) Obligations in connection with cash management and related banking services incurred in the ordinary course of business;

(xii) the incurrence by the Issuer or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, letters of credit, bankers’ acceptances, performance, bid, surety, appeal and similar bonds, warranties, indemnitees, completion guarantees, judgment, advance payment, customers, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with the industry practice (including as required by any governmental authority);

(xiii) the incurrence by the Issuer or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 30 days of incurrence;

(xiv) Indebtedness arising from agreements of the Issuer or a Subsidiary providing for (i) indemnification, adjustment of purchase price, earn-out provisions, contingent payments in respect of purchase price or similar obligations, in each case, incurred or assumed in connection with any Investment or sale of assets and (ii) working capital or other similar balance sheet-related purchase price adjustments incurred or assumed in connection with the acquisition of a Subsidiary or assets;

(xv) Indebtedness of the Issuer or any Subsidiary consisting of the financing of insurance premiums;

(xvi) Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any future, current or former employee, director or consultant of the Issuer, any of its direct or indirect parents or any of its Subsidiaries (or permitted transferees, assigns, estates or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Issuer, in an aggregate principal amount not to exceed $1 million at any time outstanding;

(xvii) the incurrence by the Issuer and its Subsidiaries of Indebtedness represented by capital lease obligations, mortgage financings or purchase money obligations, in each case, incurred or issued for the purpose of financing or refinancing all or any part of the purchase price, lease expense, rental payments for or cost of design, construction, installation, repair, maintenance or improvement of, any property (real or personal), plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Subsidiaries, in an aggregate principal amount not to exceed $2.5 million at any one time outstanding; and

(xviii) the incurrence by the Issuer and its Subsidiaries of Indebtedness under Credit Facilities and the creation of letters of credit thereunder and bankers’ acceptances (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding under this clause (xviii) not to exceed $5 million.

(c) Notwithstanding Section 4.03(a), Indebtedness not permitted by Section 4.03(b) may be incurred or issued by (i) any Group Company (other than the Issuer) provided that an amount equal to the proceeds thereof is applied to redeem the Notes in accordance with and to the extent required by Section 3.06, and (ii) the Issuer provided that an amount equal to the proceeds thereof is applied to redeem the Notes in full in accordance with Section 3.06.

For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described above, the Issuer, in its sole discretion, on the date of its Incurrence, will be permitted to divide and classify such item of Indebtedness in more than one of the types of Indebtedness described above, and only be required to include the amount and type of such Indebtedness in one of such clauses and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the reclassification of preferred stock as Indebtedness due to a change in accounting principles, will not be deemed to be an incurrence of Indebtedness for purposes of this Indenture.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

SECTION 4.04. Limitation on Restricted Payments. (a) The Issuer shall not, and the Issuer shall not permit any Group Company to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of its Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation (other than dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) (other than dividends, payments or distributions payable in Equity Interests);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer;

(iii) make any payment (whether principal, interest or otherwise) in cash on, or redeem, repurchase, defease or otherwise acquire or retire for value, or set apart assets for a sinking or other analogous fund for, any Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of the Notes); or

(iv) make any Restricted Investment ((i) – (iv), “Restricted Payments”).

(b) The provisions of Section 4.04(a) shall not prohibit any Restricted Payments in connection with

(i) transactions permitted by Section 4.07;

(ii) the payment of scheduled principal and interest in respect of Credit Facilities incurred in accordance with Section 4.03(b)(xviii);

(iii) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer, any of its direct or indirect parent companies or any Subsidiary held by any future, current or former officer, director, employee or consultant (or permitted transferee of any of the foregoing) of the Issuer or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1 million during the term of this Agreement; provided, that such amount may be increased by an amount not to exceed the cash proceeds (a) of key man life insurance policies received by the Issuer or its Subsidiaries after the date of the Indenture and (b) from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case, to any future, current or former officer, director, employee or consultant of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries that occurs after the date of the Indenture; and in addition, cancellation of Indebtedness owing to the Issuer from any future, current or former officer, director, employee or consultant (or any permitted transferees thereof) of the Issuer or any of its Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(iv) (A) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or the vesting of restricted stock, restricted stock units or similar securities (other than warrants) to the extent such Equity Interests represent a portion of the exercise price of those stock options, restricted stock, restricted stock units or similar securities or in satisfaction of any tax withholding obligation or (B) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options, (ii) the vesting or settlement of restricted stock, restricted stock units or any similar securities or (iii) the conversion or exchange of Equity Interests of any such Person, in an aggregate amount of not more $6 million under this Section 4.04(b)(iv) during the term of this Indenture and not more than $2 million in any calendar year;

(v) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer or from the substantially concurrent contribution of common equity capital to the Issuer, subject to the limitations and cash balancing described in Section 4.19;

(vi) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer with the net cash proceeds from a substantially concurrent issuance of Subordinated Indebtedness;

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and the Issuer shall not permit any Group Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

(b) make loans or advances to the Issuer or any of its Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Subsidiaries, provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer or any Subsidiary to other Indebtedness incurred by the Issuer or any Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date (and not described in clauses (2) through (15) below), including the Ericsson Sale Agreement and the agreements contemplated thereby;

(2) the Transaction Documents;

(3) Requirements of Law;

(4) contracts or agreements for the sale of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

(5) Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 provided that the restrictions therein are not materially more restrictive with respect to such encumbrances and restrictions, taken as a whole, than the restrictions included in this Indenture;

(6) restrictions on any Foreign Subsidiary resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture;

(7) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; provided further that to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition of a Domestic Subsidiary that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (xix) of Section 4.03;

(10) customary provisions contained in leases, licenses, covenants not to sue, agreements to forebear, settlement agreements, releases and other similar agreements entered into in the ordinary course of business;

(11) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(12) Liens permitted to be incurred under Section 4.09 that limit the right of the debtor to dispose of the assets subject to such Liens;

(13) customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations, Bank Product Obligations or Obligations in connection with cash management and related banking services, in each case, permitted under the Indenture;

(14) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business

(15) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; or

(16) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Asset Sales. The Issuer shall not, and the Issuer shall not permit any Group Company to, cause or make an Asset Sale other than in exchange for at least 95% cash (which for these purposes include the assumption of liabilities by the transferee) and Cash Equivalents.

SECTION 4.07. Transactions with Affiliates. (a) The Issuer shall not, and the Issuer shall not permit any Group Company to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to such Group Company than those that could have been obtained in a comparable transaction by such Group Company with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Issuer delivers to the Indenture Trustee a resolution adopted in good faith by the majority of the Board of Directors of such Group Company, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above. The Indenture Trustee shall have no duty or obligation with respect to any such resolution.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) (A) subject to the limitations of and cash balancing described in Section 4.19, transactions between or among the Issuer and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction) and (B) any merger, consolidation or amalgamation of a Group Company with its direct parent; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Subsidiary and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) the payment of reasonable and customary compensation (including bonuses), fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of such Group Company;

(iv) transactions in which such Group Company delivers to the Indenture Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Group Company from a financial point of view or meets the requirements of clause (i) of Section 4.07(a); provided, that the Indenture Trustee shall have no duty or obligation with respect to any such letter;

(v) loans or advances to officers, directors and employees made in the ordinary course of business of the Issuer or any Subsidiary in an aggregate principal amount not to exceed $1.0 million at any one time outstanding and (B) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi) the existence of, or the performance by such Group Company of its obligations under the terms of any stockholders, equityholders agreement (including any registration rights agreement or purchase agreement related thereto) or other agreement to which it is a party as of the Issue Date and that is set forth on Schedule 4.07;

(vii) issuances or sales of Equity Interests of the Issuer and the granting of registration and other customary rights in connection therewith;

(viii) any contribution to the capital of the Issuer;

(ix) transactions between the Issuer and any Person, a director of which is also a director of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer on any matter involving such other Person;

(x) any employment agreements entered into by such Group Company in the ordinary course of business;

(xi) the payment of allocated expenses under any shared services agreement; and

(xii) (A) transactions pursuant to, or contemplated by any agreement in effect on the Issue Date and listed on Schedule 4.07 as such arrangements may be amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such arrangement as it was in effect on the date of this Indenture or (B) any transaction pursuant to any arrangement referred to in the immediately preceding clause (A).

SECTION 4.08. Further Instruments and Acts. Upon the reasonable request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.09. Liens. The Issuer shall not, and the Issuer shall not permit any Group Company to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of any Group Company, other than (i) Permitted Liens and (ii) Liens securing the Notes.

SECTION 4.10. Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office of the Indenture Trustee or an affiliate of the Indenture Trustee or Note Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.11. Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be materially adverse to the Holders of the Notes in any material respect, except as described in Article 9 or as permitted in Article 8.

SECTION 4.12. Use of Proceeds. The Issuer shall use the net proceeds of the issuance of the Notes only for general corporate purposes; provided that on the Issue Date an amount equal to at least $10,000,000 in such proceeds shall be deposited into the deposit account on Schedule 1.01(a).

SECTION 4.13. Maintenance of Existence; Compliance. The Issuer shall, and the Issuer shall cause each Group Company to, (a) (i) preserve, renew and keep in full force and effect its organizational existence (other than pursuant to transactions that are otherwise permitted by this Indenture) and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (i) and (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.14. Maintenance of Property; Insurance. The Issuer shall, and the Issuer shall cause each Pledged Entity to, (i) keep all property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

SECTION 4.15. Inspection of Property; Books and Records; Discussions. The Issuer shall, and the Issuer shall cause each Group Company, following the occurrence and during the continuation of an Event of Default, to permit representatives of the Indenture Trustee or any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Companies with officers and employees of the Group Companies and with their independent certified public accountants.

SECTION 4.16. Second Issuance. The Issuer may offer the Second Issuance Notes to certain existing holders of its Common Stock (the “Second Note Offerees”), other than Indaba Capital Fund, L.P. or any of its Affiliates (“Indaba”). The Issuer shall notify the Indenture Trustee and the Holders in writing of the date of such offer to the Second Note Offerees (the “Second Note Offer Date”). Within 20 days of the Second Note Offer Date, if any, the Issuer shall offer to Indaba and/or third-party purchasers acceptable to Indaba and the Issuer for purchase a principal amount of Second Issuance Notes equal to $10,000,000 less the principal amount of Second Issuance Notes agreed to be purchased by the Second Note Offerees, if any. The Second Issuance Notes shall be sold pursuant to the Second Note Purchase Agreement, which shall be substantially in the form of the Note Purchase Agreement with reasonably appropriate revisions. The Second Issue Date shall be on or before December 31, 2013, unless such date is extended by the Required Holders. If the sale of the Second Issuance Notes is not consummated on or before such time, the First Issuance Notes shall be the only Notes issued pursuant to this Indenture. The Second Issuances Notes will be issued in accordance with the terms and procedures set forth in this Indenture.

SECTION 4.17. Subsidiary Distributions. The Issuer (i) shall cause the UPLLC Parents to cause UPLLC to make all dividends and distributions to the UPLLC Parents on account of the UPLLC Parents’ ownership of Equity Interests in UPLLC and (ii) shall cause UPLLC Parents to promptly make all dividends and distributions to the Issuer on account of its ownership of Equity Interests in UPLLC Parents, in each case within five Business Days following the final determination of the Quarterly Payment (as defined in the Ericsson Sale Agreement) for each fiscal quarter (each, a “Quarterly Determination Date”). Commencing July 29, 2013, the Issuer shall cause UPLLC Parents to make all such distributions, or Issuer shall promptly deposit all such distributions, into a Controlled Account.

SECTION 4.18. Minimum Balance. The Issuer shall maintain an aggregate cash and Cash Equivalents balance of at least $10,000,000 and, commencing on July 29, 2013, shall at all times maintain such amounts in Controlled Accounts; provided that this covenant shall no longer be in effect at any time after the first time the volume weighted average trading price of a share of the Issuer’s Common Stock exceeds $3 for any period of 15 trading days in any 30 trading day period following the second anniversary of the Issue Date. The Issuer shall provide the Indenture Trustee with an Officer’s Certificate when this covenant is no longer in effect, such Officer’s Certificate to comply with Section 10.02 hereof.

SECTION 4.19. Group Company Retained Amount.

(a) The Issuer shall not transfer any amounts to any Subsidiary (other than any Subsidiary for which the provisions of Section 4.20(a) are complied with (a “Guarantor Subsidiary”)) if such transfer would cause the aggregate Cash Equivalents of the Issuer and the Guarantor Subsidiaries to be less than the Issuer Cash Threshold. Notwithstanding the foregoing, the Issuer may transfer Cash Equivalents to Wholly Owned Subsidiaries to purchase Patents or make Permitted Investments, so long as such Wholly Owned Subsidiaries consummate such purchase or Permitted Investment within ten (10) days of the transfer of the Cash Equivalents.

(b) The Issuer shall not be permitted to make any Investments in any Subsidiary, except the Issuer may make Investments in Wholly Owned Subsidiaries in an aggregate amount equal to the Group Company Retained Amount in excess of the Issuer Cash Threshold.

(c) If as of any Quarterly Determination Date, the aggregate Cash Equivalents of the Issuer and the Guarantor Subsidiaries are less than the Issuer Cash Threshold (such deficit, the “Issuer Cash Threshold Deficit”), then within five Business Days thereafter, the Issuer shall cause its Subsidiaries to make distributions and / or dividends to the Issuer, one or more Guarantor Subsidiaries, or a combination of the foregoing of Cash Equivalents in an amount greater than or equal to the Issuer Cash Threshold Deficit.

SECTION 4.20. Additional Collateral.

(a) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Issue Date and directly held by the Issuer (which, for the purposes of this clause (a), shall include any existing Subsidiary directly held by the Issuer that ceases to be a Foreign Subsidiary), within 30 days of such creation or acquisition (i) execute and deliver to the Indenture Trustee such supplements to the Security Documents or take such actions as necessary or advisable to grant to the Indenture Trustee, for the benefit of the Holders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned directly by the Issuer, (ii) deliver to the Indenture Trustee the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Issuer, (iii) cause such new Subsidiary (A) to guarantee the Secured Obligations and (B) to take such actions necessary or advisable to grant to the Indenture Trustee for the benefit of the Holders a perfected first priority security interest in the Collateral with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law or as may be requested by the Indenture Trustee, and (iv) deliver an Opinion of Counsel relating to the matters described above.

(b) With respect to any new Foreign Subsidiary created or acquired after the Issue Date and directly held by the Issuer, within 60 days of such creation or acquisition (i) execute and deliver to the Indenture Trustee such supplements to the Security Documents or take such actions as necessary or advisable to grant to the Indenture

Trustee, for the benefit of the Holders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned directly by the Issuer (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Indenture Trustee the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Issuer, and take such other action as may be necessary or, in the opinion of the Indenture Trustee, desirable to perfect the Indenture Trustee’s security interest therein, and (iii) deliver an Opinion of Counsel relating to the matters described above.

(c) Notwithstanding the foregoing, such additional Collateral and guarantees shall not be required by this Section 4.20 if and to the extent that the making of such guarantee or the grant of such security interest shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or any other applicable law, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or grantor therein, or any legally effective option to purchase or similar right of a third party thereunder, under any lease, license, contract, franchise or agreement giving rise thereto, or (B) a breach or termination pursuant to the terms of, or a default under, or a violation of any legally enforceable provision requiring consent (which has not been obtained) of another party to any such lease, license, contract, franchise, property right or agreement.

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default. An “Event of Default” occurs if:

(a) the Issuer fails to pay (i) principal or premium, if any, of any Note when due, whether at its Final Maturity Date, upon optional or mandatory redemption, upon declaration of acceleration or otherwise or (ii) interest and other amounts due under the Transaction Documents (other than principal or premium) when due and, with respect to clause (ii), such failure continues for five Business Days,

(b) the Issuer fails to comply with any of its agreements in Sections 4.03, 4.04, 4.06, 4.08, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.20, provided that an incurrence of Indebtedness that is not permitted by this Indenture shall not be a Default or an Event of Default if the net proceeds therefrom are applied promptly in accordance with Section 3.06 hereof,

(c) the Issuer fails to comply with any of its agreements in Sections 4.02, 4.05, 4.07, 4.09, 4.17 (subject to clause (n) hereof) and 4.18 (subject to clause (n) hereof) and such failure continues for 10 days;

(d) the Issuer fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to elsewhere in this Section 5.01) and such failure continues for 30 days after the earlier to occur of (i) written notice from the Indenture Trustee or the Required Holders or (ii) the Issuer obtains knowledge of such Default,

(e) a representation or warranty of the Issuer set forth in the Note Purchase Agreement or any other Transaction Document is shown to be false in any material respect when made, and if capable of cure, such breach remains uncured for 15 days,

(f) the Issuer fails to pay any Indebtedness (other than Indebtedness owing to a Group Company) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $1,500,000 or its foreign currency equivalent, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days.

(g) the Issuer or any other Group Company that constitutes a significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days,

(i) the Issuer fails to pay final judgments aggregating in excess of $1,500,000 (excluding any amounts covered by insurance) or its foreign currency equivalent, which judgments are not discharged, waived or stayed for a period of 60 days following the (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished,

(j) the Issuer shall assert, in any pleading in any court of competent jurisdiction, that any Lien created under any Security Document is invalid or unenforceable, except to the extent such Lien has been discharged or otherwise released in accordance with the terms of this Indenture or the Security Document,

(k) the Issuer fails to comply for 30 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole,

(l) (i) an ERISA Event shall have occurred, and such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Holders reasonably be expected to result in a Material Adverse Effect,

(m) Upon the occurrence of a Trigger Event (as defined in the Ericsson Sale agreement) or

(n) the Issuer fails to establish Account Control Agreements for the Controlled Accounts referred to in Sections 4.17 and 4.18 on or before July 29, 2013.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their foreign equivalents). The term “custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(f) or (g) with respect to the Issuer) occurs and is continuing, the Indenture Trustee or the Required Holders by notice to the Issuer may, and if such notice is given by the Required Holders such notice shall be given to the Issuer and the Indenture Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all Notes is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(f) or (g) with respect to the Issuer occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Indenture Trustee or any Holders. The Required Holders by written notice to the Indenture Trustee may rescind an acceleration and its consequences if such Required Holders determine that the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee, after notice to the Holders and receipt of specific written direction from the Required Holders as to how to proceed, may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Following an Event of Default, the Required Holders may instruct the Indenture Trustee to deliver the “Notice of Exclusive Control” (or similar defined term) under and as defined in any Account Control Agreement.

SECTION 5.04. Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Required Holders by written notice to the Indenture Trustee may waive an existing Default or an Event of Default and its consequences except (a) a Default or an Event of Default in the payment of the principal of or interest on a Note, (b) a Default or an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or an Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default or an Event of Default is waived, it is deemed cured and the Issuer, the Indenture Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or an Event of Default or impair any consequent right. Any past Default or an Event of Default or compliance with any provisions may be waived with the consent of the Required Holders.

SECTION 5.05. Control by Majority. The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Indenture Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Indenture Trustee in personal liability. Prior to taking any action under this Indenture, the Indenture Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The Holders understand and agree that in fulfilling its role as Indenture Trustee under an Account Control Agreement, if any, the Indenture Trustee shall act solely in accordance with the written direction of the Required Holders.

SECTION 5.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder gives the Indenture Trustee written notice stating that an Event of Default is continuing;

(ii) the Required Holders make a written request to the Indenture Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Indenture Trustee security or indemnity satisfactory to it against any loss, liability or expense; and

(iv) the Indenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Indenture Trustee. If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 6.05.

SECTION 5.09. Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Indenture Trustee (including counsel, accountants, experts or such other professionals as the Indenture Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and its counsel, and any other amounts due the Indenture Trustee under Section 6.05.

SECTION 5.10. Priorities. If the Indenture Trustee collects any money or property pursuant to this Article 5, it shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.05;

SECOND: to the Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to the Holders for amounts due and unpaid on the Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and, if any, premium; and

FOURTH: to the Issuer.

The Indenture Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.10. At least 15 days before such record date, the Indenture Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11. Waiver of Stay or Extension Laws. The Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

TRUSTEE

SECTION 6.01. Duties of Indenture Trustee. (a) Each Holder and the Issuer authorizes and directs the Indenture Trustee to enter into the Transaction Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b) Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each Transaction Document to which it is a party and no implied duties, covenants or obligations shall be read into this Indenture or such Transaction Document against the Indenture Trustee (it being agreed that the permissive right of the Indenture Trustee to do things enumerated in this Indenture or any Transaction Document shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 or exercising any trust or power conferred upon the Indenture Trustee under this Indenture with respect to the Notes; and

(iv) no provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to this Section 6.01.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture or any other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Without limiting the generality of the foregoing, the following provisions of this Section 6.02 shall apply notwithstanding any provision of this Agreement or any other Transaction Document to the contrary.

(b) Before the Indenture Trustee acts or refrains from acting, it may require, at the expense of the Issuer, an Officer’s Certificate or an Opinion of Counsel or both and may conclusively rely on the same. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Indenture Trustee may, at the expense of Issuer, consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, or any other Transaction Documents or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 6.05, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Indenture Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Required Holders or the Holders of a majority in principal amount of the Notes, including, without limitation, any action with respect to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercising of any power conferred by this Indenture or any other Transaction Document.

(j) Any action taken, or omitted to be taken, by the Indenture Trustee in good faith pursuant to this Indenture or any other Transaction Document upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any force majeure event, or strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) In the event the signature of the Indenture Trustee is required in connection with any sale of any portion of the Collateral, the Issuer, or if during or after an Event of Default, the Holders, shall ensure that the language set forth in Exhibit C shall be included in any document where such signature(s) may be required. The failure of such language to be so included shall excuse the Indenture Trustee from being required to join in the execution of such documents, without regard to any consequences that may result therefrom.

(m) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.

(n) As a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may at the expense of the Issuer consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Indenture Trustee shall not be required to take any action hereunder or otherwise if it shall have reasonably determined, on the advice of counsel, that such action is likely to result in liability on the part of the Indenture Trustee for which it has not received adequate indemnity or is contrary to the terms hereof or is otherwise contrary to law.

(o) Whenever this Indenture or any other Transaction Document provides that an action may be taken or not taken at the option, election or in the discretion of the Indenture Trustee, the Indenture Trustee shall have no obligation or duty to exercise such option, make such election, or exercise such discretion except upon the reasonable written instructions of the Issuer or the Required Holders. The Indenture Trustee shall have no liability to any party for carrying out any such direction.

(p) The permissive rights of the Indenture Trustee to take or refrain from taking any action enumerated in this Indenture or any other Transaction Document shall not be treated as a duty.

(q) Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Indenture Trustee (as such and in its individual capacity) shall have no duty or responsibility to perform any calculations for, or make any determinations as to the amounts, times, recipients, or other particulars of, any payments and/or transfers to be made by the Indenture Trustee or any other Person under this Indenture or any other Transaction Document, except as expressly required by the terms of this Indenture.

(r) The Indenture Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Indenture or for the due execution hereof by the Issuer or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to the Issuer, to any Holders, or to any other Person other than as expressly provided for herein.

(s) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or any other Transaction Document or otherwise.

(t) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct, rights, powers, duties obligations or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.02.

(u) The Issuer hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder agrees that the Indenture Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the preservation, funding, ongoing administration or otherwise with respect to the Collateral.

(v) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or any other Transaction Document, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(w) If the Indenture Trustee believes inconsistent alternative courses of action are permitted or required by the terms of this Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party, believes that the terms of the Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party are ambiguous, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document to which it is a party, the Indenture Trustee after reasonable diligence and consultation with counsel, shall take such action which, in its view, is in the best interest of the Holders and consistent with this Indenture unless it otherwise receives written direction from the Required Holders prior to such action, and notwithstanding any provision of this Indenture or any Transaction Document, or otherwise, the Indenture Trustee shall have no liability to any Person for any such action or following such direction.

(x) The receipt by the Indenture Trustee of any reports, information or other documents that are provided to the Indenture Trustee for purposes of enabling the sending party to comply with its document delivery requirements hereunder shall not constitute constructive or actual notice of any information contained therein or determinable from any information contained therein, including any other Person’s compliance with any of its covenants, representations or warranties hereunder, unless otherwise specifically set forth in this Indenture.

(y) In no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(z) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture.

(aa) The Indenture Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. The Indenture Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its affiliates in the ordinary course of their respective businesses. Any Note Registrar may do the same with like rights. However, the Indenture Trustee must comply with Section 6.09.

SECTION 6.04. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Security Documents or any other Transaction Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

SECTION 6.05. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time compensation for its services as set forth in a separate instrument. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify, protect, defend and hold harmless the Indenture Trustee, and each of its officers, directors, shareholders, employees and agents (collectively, the “Indemnified Persons”) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by such Person or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including the costs and expenses of enforcing this Indenture or any other Transaction Document against the Issuer (including this Section 6.05) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Indenture Trustee. The Indenture Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof (such notice, the “Claim Notice”); provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 6.05, the Indenture Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 6.05 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Indenture Trustee. Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(f) or Section 5.01(g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 6.06. Replacement of Indenture Trustee. (a) The Indenture Trustee may resign at any time by so notifying the Issuer. The Required Holders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.08;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

(b) If the Indenture Trustee resigns or is removed by the Issuer or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Indenture Trustee, or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the Lien provided for in Section 6.05.

(d) If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.06, the Issuer’s obligations under Section 6.05 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.07. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.08. Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

SECTION 6.09. Confidential Information. The Indenture Trustee, in its individual capacity and as Indenture Trustee, agrees and acknowledges that all information provided to the Indenture Trustee by the Issuer or any Group Company (or any direct or indirect equity holder of the Issuer or such Group Company) or any Holder may be considered to be proprietary and confidential information. The Indenture Trustee agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Indenture Trustee employs to protect its own confidential information. The Indenture Trustee shall not disclose to any third party other than as set forth herein or in any other Transaction Document, and shall not use for any purpose other than the exercise of the Indenture Trustee’s rights and the performance of its obligations under this Indenture or any other Transaction Document, any such information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Notes), as applicable. The Indenture Trustee shall limit access to such information received hereunder, and shall have the right to disclose any and all such information, to (a) its directors, officers, managers, employees, agents and Affiliates and (b) its legal advisors, inside and outside auditors, accountants, and other advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 6.09.

In the event the Indenture Trustee is required to disclose any such information received hereunder in order to comply with any Requirements of Law, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Notes), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

The Note Registrar agrees to be bound by this Section 6.09 to the same extent as the Indenture Trustee.

Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any Requirements of Law, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Indenture Trustee’s business or that of its affiliates, or (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee, or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party.

ARTICLE 7

SATISFACTION AND DISCHARGE

SECTION 7.01. Satisfaction and Discharge of Indenture.

(a) This Indenture, the Notes and the other Security Documents shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for and (ii) in the case of clause (1)(B) below, the rights of the Holders hereunder to receive payment of the Note Balance of and interest on the Notes and any other rights of the Holders hereunder, when

(1) either (A) all Notes theretofore authenticated and delivered to Holders (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation have been paid in full;

(2) the Issuer has paid or caused to be paid all other sums payable hereunder or reasonably expected to become payable hereunder and the other Transaction Documents (including amounts associated with the termination thereof) by the Issuer to the Indenture Trustee, the Note Registrar, and each of the Holders (in each case, if any); and

(3) the Issuer, upon its request for written acknowledgment of satisfaction and discharge, has delivered to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the rights, privileges, protection and immunities afforded the Indenture Trustee under Article 6, the obligations of the Issuer to the Indenture Trustee under Section 6.05 shall survive satisfaction and discharge of this Indenture.

Subject to Section 3.02(a), this Indenture will also be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) all Notes that have not been delivered to the Indenture Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the failure to comply with 4.02(f), 4.18, or 4.19 as the result of depositing amounts from deposit accounts in accordance with the immediately preceding paragraph) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3) the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(4) the Issuer has delivered irrevocable instructions to the Indenture Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Issuer, upon its request for written acknowledgment of satisfaction and discharge, has delivered to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Upon payment of all the outstanding Notes in full, the Indenture Trustee shall (i) deliver or cause to be delivered to the Issuer any releases or termination statements prepared by the Issuer which the Issuer reasonably requests to evidence discharge of the lien hereof as to the Trust Estate; and (ii) deliver or cause to be delivered all other items reasonably requested by the Issuer in writing, and take all other actions reasonably requested by the Issuer in writing, in order to cause transfer of any portion of the Collateral to the Issuer or its designee.

(c) Upon the satisfaction and discharge of this Indenture pursuant to the foregoing, the Indenture Trustee shall pay, in accordance with the written direction of the Issuer all amounts, if any, previously received from the Issuer and not otherwise disbursed.

SECTION 7.02. Application of Trust Money.

All cash paid to the Indenture Trustee pursuant to this Indenture shall be applied by the Indenture Trustee, to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Notes and to pay or reimburse the Indenture Trustee pursuant to Section 6.05.

ARTICLE 8

AMENDMENTS AND WAIVERS

SECTION 8.01. Without Consent of the Holders. The Issuer and the Indenture Trustee may amend this Indenture, the Notes or the Security Documents without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(iii) to make any change that does not adversely affect the rights of any Holder;

(iv) to add guarantees with respect to the Notes (including with respect to Section 4.20 hereof);

(v) to add additional assets as Collateral to secure the Notes; or

(vi) to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents.

After an amendment under this Section 8.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

SECTION 8.02. With Consent of the Holders. (a) The Issuer and the Indenture Trustee may amend this Indenture, the Notes and the Security Documents with the written consent of the Required Holders. However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Note,

(iii) reduce the principal of or change the Final Maturity Date of any Note,

(iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3,

(v) make any Note payable in money other than that stated in such Note,

(vi) expressly subordinate the Notes to any other Indebtedness of the Issuer or any other Group Company,

(vii) impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(viii) make any change in this Section 8.02,

(ix) release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents other than in accordance with the terms of this Indenture or the Security Documents, or

(x) make any change in the provisions in this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Notes.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Indenture Trustee receives the notice of revocation before the date on which the Indenture Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Indenture Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Indenture Trustee and (iv) delivery to the Indenture Trustee of each Officer’s Certificate and Opinion of Counsel required under Section 8.05 and Article 10 hereof.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 8.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Indenture Trustee. The Indenture Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Indenture Trustee so determines, the Issuer in exchange for the Note shall issue and the Indenture Trustee, in accordance with an Issuer Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 8.05. Indenture Trustee to Sign Amendments. The Indenture Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing any amendment, the Indenture Trustee shall be entitled to receive indemnity or security satisfactory to it and shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver (i) is authorized or permitted by this Indenture, (ii) is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, (iii) has been authorized by the requisite principal amount of Notes, if applicable, (iv) complies with the provisions hereof (including Section 8.03), and (v) will not adversely affect the interests of any Holder.

SECTION 8.06. Reserved.

SECTION 8.07. Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 8.

ARTICLE 9

SECURITY DOCUMENTS

SECTION 9.01. Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on a Payment Date, at the Final Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Secured Obligations of the Issuer to the Holders or the Indenture Trustee under this Indenture, the Notes and the other Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Issuer hereby acknowledges and agrees that the Indenture Trustee holds the Collateral in trust for the benefit of the Holders, pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Indenture Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall take, and shall cause the Group Companies to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Secured Obligations of the Issuer hereunder, a valid and enforceable perfected Lien on all of the Collateral, in favor of the Indenture Trustee for the benefit of the Holders under the Security Documents.

SECTION 9.02. Release of Collateral. (a) The Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Issuer will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Indenture Trustee shall release the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1) to enable the Issuer or any Subsidiary to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.06 or to the extent such transaction complies with Section 3.06; or

(2) pursuant to an amendment or waiver in accordance with Article 8 of this Indenture.

Upon receipt of an Officer’s Certificate and Opinion of Counsel (and upon receipt, the Indenture Trustee may conclusively rely upon such Officer’s Certificate and Opinion of Counsel and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Issuer, the Indenture Trustee shall execute, deliver or acknowledge (at the Issuer’s expense and written direction) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents

(b) At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.

SECTION 9.03. Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 9. Each of the Holders acknowledges that a release of Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 9 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 9.04. Suits To Protect the Collateral. Subject to the provisions of Article 6 hereof, and if an Event of Default has occurred and is continuing, the Indenture Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents.

Subject to the provisions of the Security Documents, and if an Event of Default has occurred and is continuing, the Indenture Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Indenture Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Indenture Trustee).

SECTION 9.05. Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents. The Indenture Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 9.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 9 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

SECTION 9.07. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 9 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 9; and if the Indenture Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Indenture Trustee.

SECTION 9.08. Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Indenture Trustee, in form and substance reasonably acceptable to the Indenture Trustee, an Officer’s Certificate and an Opinion of Counsel (and upon receipt, the Indenture Trustee may conclusively rely upon such Officer’s Certificate and an Opinion of Counsel and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Secured Obligations under this Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid, or (ii) all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 7, the Indenture Trustee shall deliver to the Issuer a notice stating that the Indenture Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon delivery of such notice, the Indenture Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Holders and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, electronically in PDF format, via overnight courier or via first-class mail addressed as follows:

if to the Issuer:

Unwired Planet, Inc.

170 South Virginia Street

Suite 201

Reno, Nevada, 89501

Attention: Chief Financial Officer

Telephone: 775-980-2345

Copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: James Barri

Telephone: 617-570-1105

Email: jbarri@goodwinprocter.com

if to the Indenture Trustee:

Wells Fargo Bank, National Association

625 Marquette Avenue

MAC N9311-110

Minneapolis, MN 55479

Attention: Unwired Planet, Inc. Account Manager

Fax: 612-667-9825

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Indenture Trustee are effective only if received.

SECTION 10.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Indenture Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Indenture Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Indenture Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Indenture Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(c) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 10.04. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by or on behalf of any Group Companies shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes with respect to which a Trust Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, if any such Person or Persons owns 100% of all the Notes outstanding, such Notes shall not be so disregarded as aforesaid. On the Issue Date the Issuer shall identify in writing to the Indenture Trustee which, if any, Notes are owned by or on behalf of Group Companies.

SECTION 10.05. Rules by Indenture Trustee and Note Registrar. The Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Note Registrar may make reasonable rules for their functions.

SECTION 10.06. Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Indenture Trustee, and, by its acceptance of a Note, each Holder (and holder of beneficial interests in a Note) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

SECTION 10.08. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.09. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 10.10. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.11. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 10.12. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UNWIRED PLANET, INC.

By:	/s/ Eric J. Vetter
	Name:	Eric J. Vetter
	Title:	President, Chief Financial Officer and Chief Administrative Officer

[Indenture Signature Page – Unwired Planet, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Indenture Signature Page – Wells Fargo, National Association]